Exhibit 10.60

Yorkville Advisors Global, LP

1012 Springfield Avenue

Mountainside, New Jersey 07092

July 27, 2023

SMX (Security Matters) PLC

Mespil Business Center, Mespil House

Sussex Road, Dublin 4 Ireland

Attention: Haggai Alon

Email: haggai@securitymattersltd.com

Re:	Letter Agreement - SMX (Security Matters) PLC Floor Price Reset

Dear MR. Alon:

This letter reflects the agreement of YA II PN, Ltd. (“YA”) and SMX (Security Matters) PLC, a public limited company organized under the laws of Ireland (“SMX”), regarding the Convertible Promissory Note issued by SMX to YA dated May 23, 2023 (the “Convertible Promissory Note”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Promissory Note.

This letter will confirm the agreement of YA and SMX that pursuant to Section 1(c) of the Convertible Promissory Note, a Triggering Event has occurred (the “Existing Triggering Event”). The parties hereto agree that, effective on the date hereof, the Floor Price is hereby reduced to U.S. $0.05 (subject to adjustment for stock splits, reverse stock splits and the like). Accordingly, as a result of such reduction of the Floor Price, as of the date hereof, the Existing Triggering Event is no longer in effect.

Each party to this Agreement represents and warrants to the other as of the date of this Agreement that:

●	it has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement;

●	it has taken all necessary corporate actions to authorize the execution, delivery and performance of this Agreement and no further action is required by it, its Board of Directors or its stockholders in connection therewith;

●	the obligations assumed by it in this Agreement are legal, valid, and enforceable obligations binding on it in accordance with its terms;

●	except as provided herein, all of the terms and conditions contained in the Convertible Promissory Note shall remain unchanged and in full force and effect; and

●	any additional shares that may be issued as a result of this Agreement and the Convertible Promissory Note have been duly authorized and, when issued in accordance with the terms of the Convertible Promissory Note and such transaction documents entered into in connection therewith, shall be validly issued and duly authorized.

If this letter agreement accurately reflects our agreement with respect to the subject matter set forth herein, then please so indicate by signing this letter where indicated below.

Very truly yours,

YA II PN, Ltd.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:	/s/ David Gonzalez
Name:	David Gonzalez
Its:	General Counsel

Acknowledged and agreed:

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

By:	/s/ Haggai Alon
Name:	Haggai Alon
Title:	CEO